EXHIBIT 5 AND 23.1

Warner Norcross & Judd LLP
ATTORNEYS AT LAW
900 FIFTH THIRD CENTER
111 LYON STREET, N.W.
GRAND RAPIDS, MICHIGAN 49503-2487
TELEPHONE 616.752.2000
FAX 616.752.2500

December 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Chemical Financial Corporation Registration Statement on Form S-8 Chemical Financial Corporation Stock Option Plan for Option Holders of Caledonia Financial Corporation

Dear Sir or Madam:

                    We represent Chemical Financial Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 232,514 shares of the Company's common stock, $1 par value ("Common Stock").

                    As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon full payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Chemical Financial Corporation Stock Option Plan for Option Holders of Caledonia Financial Corporation.

Very truly yours, WARNER NORCROSS & JUDD LLP

By:	/s/ Jeffrey A. Ott
Jeffrey A. Ott A Partner